UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2006

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada

(State or other jurisdiction of incorporation)

000-25705	98-0110412
(Commission File Number)	(I.R.S. Employer Identification No.)

39 Manning Road, Billerica, Massachusetts 01821

(Address of principal executive offices, including zip code)

(978) 439-5511

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 17, 2006 GSI Lumonics GmbH, a wholly owned subsidiary of GSI Group Inc., entered into a Sublease. The material terms of the Sublease are:

Property: Einsteinstr. 2, D-85716 Unterschleissheim, Munich, Germany

Sublet Premises: 1700 Square meters (out of a total of 2745 sqm)

Lessor: GSI Lumonics GmbH

Subtenant: MotorVision Film and Fernsehproduktion GmbH

Term: Five years

Expansion Options: Subtenant may take the remaining space (or any part thereof) at any time upon six months notice. If this option is not exercised by June 30, 2008 GSI may sublease the space to another subtenant. If Subtenant wants to take more than 50% of the remaining space, they must take all of the space

Term Extension Options: Subtenant has the right to extend their sub-lease to the end of the GSI lease (January 11, 2013) at any time. Subtenant must, however exercise this at least six months before the end of their term. If Subtenant exercises this option and the expansion option they must take over direct payment of all service costs.

Rent: Initially 5 Euro (US$6.00) per square meter, increasing to 7 Euro (US$8.40)/sqm. Rent for extension is 5th year rent plus 10%. Tenant also pays service costs. Tenant prepays 2 Euro (US$2.40)/sqm during the year, then actual service costs are trued up at the end of the year. Rent for expansion is a market rate to be determined, not to exceed 7.5 Euro (US$9.00)/sqm.

Tenant Fit-up Allowance: 110,000 Euros (US$132,000), to be paid by GSI.

Security Deposit: Subtenant provided, upon execution of the Sublease, a security deposit of 2 1/2 months rent equal to Euro 31,700.00 (US$37,900).

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not required.

(b)	Pro Forma Financial Information.

Not required.

(c)	Exhibits.

10.1	Sublease Agreement (Translation from original in German).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI GROUP INC. (Registrant)

Date: March 23, 2006	By:	/S/ DANIEL J. LYNE
Daniel J. Lyne Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sublease Agreement (Translation from original in German).